Exhibit 8.1

December [●], 2024 Lazydays Holdings, Inc. 4042 Park Oaks Boulevard Suite 350 Tampa, Florida 33610	760 SW Ninth Avenue, Suite 3000 Portland, OR 97205 T. 503.224.3380 F: 503.220.2480

Re:	Tax Opinion Pursuant to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Lazydays Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-[●]) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the Company’s pro rata distribution of non-transferable rights (the “Rights”) to its stockholders to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate public offering price of up to $25,000,000 shares (the “Shares”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation the Registration Statement.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (vii) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xi) that at or prior to the time of the issuance and delivery of the Rights or the Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

We have also assumed that the Rights and the Shares will be issued and sold as described in the Registration Statement and the Prospectus and that, upon issuance of the Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.

In rendering our opinion, with your permission, we have not undertaken any independent investigation or verification of any fact or matter set forth in any document or materials or any assumption upon which we have relied, and we expressly disclaim any intent, undertaking, or obligation to make any such investigation or verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the information upon which we have relied in rendering this opinion is incorrect. Further, our opinion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Rights or shares of our Common Stock. Additionally, our opinion is not binding on the Service or any court, and there can be no assurance that contrary positions may not be taken by the Service or that the Service would not prevail in such positions.

Based upon and subject to the foregoing, the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” insofar as it presents legal conclusions with respect to matters of U.S. federal income tax law, and subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the receipt and the exercise or expiration of the Rights and of owning and disposing of the Shares received upon exercise of the Rights and constitutes the opinion of Stoel Rives LLP.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the federal income tax laws of the United States of America, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the Registration Statement and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” in the prospectus which is part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

[This is a form of opinion; it has not yet been executed and delivered.]